Exhibit 10.1

Sales Contract

(English Translation)

Seller: Zhengzhou Duesail Fracture Proppant Co. Ltd (the "Seller")

Contract No: WP-052995 08 Jilin 10-25-05

The Buyer: Jilin Petroleum Group Co., Ltd. (Supply Department) (the "The Buyer")

Place: Songyuan City, Jilin

Date: June 2, 2008

1. Name of the products, specifications, unit, quantity, price, and total value:

No.	ITEM	Unit	Quantity	Unit price	Total value
1	accelerating admixture Fracture Proppants 52MPa 0.3-0.6	tons	3800	2189	RMB8,318,200
2	accelerating admixture Fracture Proppants 69MPa 0.212-0.425	tons	1500	3400	5,100,000
	Sales tax				17%
Total value (Approximate US$1,944,666)					RMB13,418,200

2. Quality standard:

Based on Industrial standard, SY/T5108-2006.

3. Quality and delivery obligation:

(1) The Seller shall be responsible for all damages it may cause to the Buyer due to any quality deficiency.

(2) The Seller shall provide 12-month quality guarantee upon normal operation

4. Packing standard, packing supply and recycle:

(1) The Seller shall pack the products 25 Kg per bag.

(2) The Seller shall be responsible for the packing costs.

5. Spare parts, fittings quantity and supply: None.

6. Reasonable wear and tear, and calculations: None.

7. Ownership of products:

The ownership of products shall be transferred to the Buyer upon delivery and the completion of inspection. The Seller shall maintain the ownership of products if the Buyer does not fulfill the obligation of payment as agreed.

8. Delivery time and quantity: upon advance notice.

9. Delivery method and location: the warehouse of the Buyer.

10. Transportation method and fee:

The products will be delivered from Zhengzhou railroad station to the direct station of Songxi Oil Field Supplies Department. The values the Buyer paid for this contract include products costs and transportation fee to the Buyer.

11. Inspection standard, method, location, and period:

(1) Inspection Standard: based on the above agreed standard

(2) Inspection Method: conducted at the location upon delivery

(3) Inspection Location: The Buyer's warehouse

(4) Inspection Period: completed within 10 days. Any disagreement shall be presented within 5 days upon completion of inspection.

12. Facilities installation and adjustment: None

13. Settlement method, time, and location: Via bank wiring based on the invoice including 17% sales tax presented by the Seller upon delivery.

14. Guarantee: None

15. Termination of contract: regulated and executed by the terms of "PRC Contract Law"

16. Default and Penalty:

Both parties shall be responsible for the following penalties for their violations. In addition, the defaulting party shall be responsible for the non-defaulting party's economic loss that exceeds the following penalties.

(1) The Seller's Penalty

1. In the event that the quality or quantity of the products delivered does not meet the standards required herein, the Seller shall pay a penalty equal to 3% of total contract amount and the Buyer shall be eligible to terminate the contract.

2. In the event that any delay in delivery occurs, the Seller shall pay a penalty equal to 2% of total contract amount per day and the Buyer shall be legible for terminating the contract.

3. The Seller shall pay penalty 1% of total contract amount for any violation of packing standards required herein. (2) The Buyer's Penalty: None (3) Other Violations: regulated and executed by the terms of PRC Contract Law.

17. Dispute settlement:

Any dispute shall be settled through negotiation by both parties. If negotiation fails, any party may bring the case to the People's Court sitting in the jurisdiction where the contract is executed.

18. This contract is effective upon the date of execution by both parties.

19. Others

(1) The Seller shall guarantee exclusive ownership of products upon delivery. The Seller shall be responsible for any disputes of ownership claims regarding the products by a third party. The Seller shall be liable for all economic losses due to such a dispute caused to the Buyer.

(2) If a third party claims ownership to the products, the Buyer shall be eligible to stop payment for contracted products until the Seller provides the guarantee of exclusive ownership for the Buyer.

(3) The Seller shall provide services guarantee including the contents of services and the valid period of services to the Buyer or enter separate service contract with the Buyer.

(4)The contract can be supplemented or amended through mutual re-negotiation according to each national law, regulations, and related provisions. The supplemental agreements shall be considered as part of this contract with the same legal validity.

(5) The contract will be duplicated five copies.

The Seller	The Buyer
Company: Zhengzhou Duesail Fracture Proppant Co. Ltd	Company: Jilin Petroleum Group Co., Ltd.
Address: No. 88 GengSheng Road, Gongyi, Henan, china	Address: No. 77 Yuanjiang Road, Songyuan City
Legal representative: /s/	Legal representative: /s/
Company Seal	Company Seal

Valid period: June 02, 2008-December 31, 2008